UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant [X]                      Filed by a Party other than the Registrant [   ]

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[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

ECHO THERAPEUTICS, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies: ______________________________________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed: ______________________________________________________

ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Boulevard, Suite 300
Philadelphia, Pennsylvania 19103

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 22, 2013

To the Stockholders of Echo Therapeutics, Inc.:

Notice is hereby given that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on May 22, 2013, at the Company’s offices located at 10 Forge Parkway, Franklin, Massachusetts 02038, to consider and act upon the following proposals:

1.	To elect a Class II and a Class III director to the Company’s Board of Directors;

2.
To approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split by a ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to December 31, 2013, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion;

3.
To approve separate amendments to our 2008 Equity Incentive Plan to (a) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares and (b) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” at 425,000 shares, in each case, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split;

4.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.	To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company has no knowledge of any other business to be transacted at the Annual Meeting. Only holders of record of the Company’s common stock, $.01 par value per share, and holders of the Company’s Series D Convertible Preferred Stock, $.01 par value per share, at the close of business on April 11, 2013 are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting in person.

To ensure your representation at the Annual Meeting, you are urged to vote by (i) marking, signing and dating your proxy card and returning it in the postage-prepaid envelope, (ii) calling the toll-free number on your proxy card, (iii) visiting the website listed on your proxy card, or (iv) attending the Annual Meeting and voting in person.  You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2013: THE ANNUAL REPORT AND PROXY STATEMENT ARE ALSO AVAILABLE ONLINE AT WWW.PROXYCONNECT.COM/ECHO.

By Order of the Board of Directors,
Kimberly A. Burke, Secretary
Philadelphia, Pennsylvania

April 22, 2013

ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Boulevard, Suite 300
Philadelphia, Pennsylvania 19103

PROXY STATEMENT

For the 2013 Annual Meeting of Stockholders
To be held on May 22, 2013

GENERAL

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Echo Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on May 22, 2013, at our offices located at 10 Forge Parkway, Franklin, Massachusetts 02038, or at any adjournments thereof.  The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are expected to be first sent or given to stockholders commencing on or about April 22, 2013. Our principal executive offices are located at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103, and our telephone number is 215-717-4100.

SOLICITATION

The cost of soliciting proxies, including expenses in connection with preparing and mailing the proxy materials, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock, $.01 par value per share (“Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by mail, telephone, Internet, facsimile or in person by the Company’s directors, officers, or employees.  Directors, officers, and employees will not be paid any additional compensation for soliciting proxies.  The Company has retained Laurel Hill Advisory Group, LLC to aid in the solicitation of proxies, at an estimated cost of $8,500 plus reimbursement for reasonable out-of-pocket expenses.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors (the “Board”) has fixed April 11, 2013 as the record date for determining holders of Common Stock and the Company’s Series D Convertible Preferred Stock (“Series D Stock”) who are entitled to vote at the Annual Meeting. As of March 25, 2013, the Company had approximately 60,244,669 shares of Common Stock outstanding and entitled to be voted and 3,006,000 shares of Series D Stock outstanding and entitled to be voted. Each share of Common Stock or Series D Stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. A majority of the shares of Common Stock and Series D Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for all matters. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the Class II and Class III directors (Proposal No. 1). The affirmative vote of the holders of a majority of shares of Common Stock and Series D Stock entitled to vote is required to approve the amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split by a ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to December 31, 2013, with the exact ratio to be set within this range by the Board in its sole discretion (Proposal No. 2). The affirmative vote of the holders of a majority of the shares of Common Stock and Series D Stock present or represented by proxy and voting on the matter is required to approve separate amendments to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to (a) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares and (b) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” at 425,000 shares, in each case, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split (Proposal Nos. 3 and 4).  The affirmative vote of the holders of a majority of the shares of Common Stock and Series D Stock present or represented by proxy and voting on the matter is required to ratify the appointment of Wolf & Company, P.C. (“Wolf & Company”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 5).

With respect to the election of the directors, assuming a quorum is present, the nominees receiving the highest number of votes cast at the Annual Meeting will be elected. Approval of the amendment to our certificate of incorporation will require the affirmative vote of the holders of a majority of outstanding shares of our Common Stock and Series D Stock. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting.  If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present. Abstentions will not affect the outcome of the vote on Proposal Nos. 1, 3, 4 and 5 but they will have the same effect as a vote “against” Proposal No. 2.  Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. To vote by phone or electronically through the Internet, follow the instructions on the enclosed proxy card.  If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

REVOCABILITY OF PROXY AND VOTING OF SHARES

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Secretary of the Company, at the Company’s principal executive offices, located at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103. The proxy may also be revoked by attending the Annual Meeting, giving notice of revocation and voting in person. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the director nominees named herein;

•
FOR the approval of an amendment to the Company’s Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than two-for-one and not more than ten-for-one;

•
FOR the approval of separate amendments to the 2008 Plan to (a) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares and (b) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” at 425,000 shares, in each case, subject to the approval of Proposal 2 relating to the reverse stock split and after giving effect to the reverse stock split;

•	FOR the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

All shares represented by proxies will be voted in accordance with the stockholders’ instructions and, if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

OTHER MATTERS

The Board does not know of any other matter which may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the person named as proxy in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

PROPOSAL 1

 ELECTION OF DIRECTORS

The Board is currently fixed at five directors divided into three classes with staggered terms for each class. As of March 25, 2013, we have five directors, two of whom are Class I directors whose terms expire in 2015, one of whom is a Class II director whose term expires in 2013 and two of whom are Class III director whose term expires in 2014.

As set forth in the following table, the Board has nominated and recommended Vincent D. Enright for election to the Board as Class II director for a term of three years and Robert F. Doman for election to the Board as Class III director for a term of one year. Each Class II and Class III director will hold office until a successor has been duly elected and qualified or until his earlier death, resignation or removal.  Mr. Grieco and Mr. Smith are currently serving as Class I directors of the Company, Mr. Enright is currently serving as a Class II director of the Company, and Dr. Mooney and Mr. Doman are currently serving as Class III directors of the Company. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of each nominee. The Board has no reason to believe that any nominee will be unable or unwilling to serve, but if such should be the case, the proxies may be voted for the election of one or more substitute nominees.

Name and Year Director First Became a Director	Position(s) with the Company

Vincent D. Enright (2008)	Director
Robert F. Doman (2013)	Director

* * * *

The Board of Directors unanimously recommends a vote “FOR” the nominees listed above.

Directors

Our current directors are as follows:

Name	Age	Position(s) with the Company
Robert F. Doman (2013) (1)(2)(3)	63	Director
Vincent D. Enright (2008) (1)(2)(3)	69	Director
William F. Grieco (2011) (1)(2)(3)	59	Director
Patrick T. Mooney, M.D. (2007)	45	Chief Executive Officer, President and Chairman of the Board
James F. Smith (2011) (1)(2)(3)	63	Director

(1)	Member of Audit Committee of the Board.

(2)	Member of Compensation Committee of the Board.

(3)	Member of Nominating and Corporate Governance Committee of the Board.

Set forth below is a biographical description of each of our directors based on information supplied by each individual.

Mr. Doman was appointed to our Board in March 2013 and his current term of office expires in 2013.  Mr. Doman served as President and Chief Executive Officer of DUSA Pharmaceuticals, Inc. (NASDAQ: DUSA) from 2005 until he completed the sale of the company to Sun Pharmaceuticals in December 2012.  From 2000 to 2004, Mr. Doman served as President of Leach Technology Group, the medical electronic device, design, product development and contract manufacturing services division of Leach Holding Corporation, which was sold to Esterline Technologies in 2004.  He served as President of Device Product Development of West Pharmaceutical Services from 1999 to 2000.  Prior to that, Mr. Doman held marketing and business development positions at the Convatec division of Bristol-Myers Squibb and Critikon, Inc., a Johnson & Johnson company.  He earned his Bachelor’s degree from Saint Joseph’s University.  Mr. Doman brings us over 30 years of executive level, international and domestic management, business development, sales and marketing, product development and strategic planning experience with specific concentrations in medical devices and pharmaceuticals, making him a valuable addition to our Board as we move beyond product development and into sales and marketing.

Mr. Enright was appointed to our Board in March 2008 and his current term of office expires in 2013. Mr. Enright currently serves as a director of 16 funds, Chairman of the Audit Committee of six funds and as a member of the Audit Committee of 12 funds managed by Gabelli Funds, LLC, a mutual fund manager, positions he has held since 1991. In July 2011, Mr. Enright became a member of the Board of Directors of The LGL Group, Inc., an electronics manufacturing company, where he serves as Chairman of the Auditing Committee and a member of Compensation Committee. Mr. Enright served as Senior Vice President and Chief Financial Officer of KeySpan Corporation, a NYSE public utility company, from 1994 to 1998. He previously served as a director of Aphton Corporation, a biopharmaceutical company, from September 2004 through November 2006 (NASDAQ: APHT). Mr. Enright holds a B.S. degree in Accounting from Fordham. Mr. Enright’s significant financial expertise, including his experience as Chief Financial Officer and Chairman of the Audit Committee at public companies, and his prior experience as a director of a public pharmaceutical company make him an integral member of our Board.

Mr. Grieco was appointed to our Board in February 2011 and his current term expires in 2015. Mr. Grieco served as a Director of PHC, Inc., a behavioral health company, from 1997 to 2011. From 2011 to present, he has also served as a Director of Acadia Healthcare, Inc., an inpatient behavioral healthcare corporation.  Since 2008, Mr. Grieco has served as the Managing Director of Arcadia Strategies, LLC, a legal and business consulting organization servicing healthcare, science and technology companies. From 2003 to 2008 he served as Senior Vice President and General Counsel of American Science and Engineering, Inc., an x-ray inspection technology company. He served as Senior Vice President and General Counsel of IDX Systems Corporation, a healthcare information technology company. Previously, he was Senior Vice President and General Counsel for Fresenius Medical Care North America, a dialysis products and services company. Prior to that, Mr. Grieco was a partner in the healthcare department at Choate, Hall & Stewart, a general service law firm. Mr. Grieco received a B.S. from Boston College, a M.S. in Health Policy and Management from Harvard University and a J.D. from Boston College Law School. The Board determined that Mr. Grieco's legal and healthcare expertise, executive management and business experience, and his education and training make him a well-qualified addition to our Board and provide the Board with valuable expertise in the healthcare technology arena as it moves forward.

Dr. Mooney was engaged as our Chief Executive Officer in 2007 and as our President in 2009. In 2008, Dr. Mooney was appointed Chairman of the Board. Dr. Mooney’s current term of office as Chief Executive Officer, President and Chairman of the Board expires in 2014 and his term as a director expires in 2014. Dr. Mooney previously served as President, Chief Executive Officer and Director of Echo Therapeutics, Inc. (a privately-held pharmaceutical company prior to its merger with Sontra Medical Corporation) from 2006 to 2007. Prior to joining Echo Therapeutics, Inc., Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (NASDAQ: APHT), a biopharmaceutical company, from 2004 to 2006. Dr. Mooney was a Senior Biotechnology Analyst at Thomas Weisel Partners, LLC, a full service merchant banking firm, and a Senior Biotechnology Analyst at Janney Montgomery Scott, LLC, a full services investment banking firm. He graduated from the Jefferson Medical College of Thomas Jefferson University and trained as a surgical resident at Thomas Jefferson University Hospital. Dr. Mooney currently serves on the Board of Directors of Metastat, a cancer therapy company, to which he was appointed in March 2012. From June to September 2010, Dr. Mooney was a member of the Board of Directors of Quantrx Biomedical Corporation, a healthcare diagnostics company. Dr. Mooney’s knowledge of the capital markets, his experience as the Chief Executive Officer and Chief Medical Officer of Aphton, and his medical training provide invaluable expertise to our Board and executive management team in matters regarding our operations, product development, capital requirements and strategic direction.  During Dr. Mooney’s tenure at Aphton Corporation, on May 23, 2006, Aphton Corporation declared bankruptcy under Chapter 11 of the United States Bankruptcy Code. At the time the bankruptcy was declared, James F. Smith, another director of the Company, was the Chief Financial Officer of Aphton Corporation.

Mr. Smith was appointed to our Board in February 2011 and his current term expires in 2015.  From October 2007 to December 31, 2011, Mr. Smith served as Vice President and Chief Financial Officer of Orchid Cellmark (NASDAQ: ORCH), an international provider of DNA testing services for forensic and family relationship applications.  From 2004 to 2006, Mr. Smith served as Vice President and Chief Financial Officer of Aphton Corporation (NASDAQ: APHT), a biotechnology company that developed cancer immunotherapies.  Mr. Smith’s extensive financial management expertise and his experience with all aspects of finance, including control, financial reporting, tax, treasury, and merger and acquisitions, primarily in the healthcare industry, make him uniquely qualified to serve on our Board and as the Chairman of the Audit Committee.

PROPOSAL 2

APPROVAL OF REVERSE STOCK SPLIT

General

Our Board has approved an amendment to our certificate of incorporation, as amended, to effect a reverse stock split, which combines the outstanding shares of our Common Stock into a lesser number of outstanding shares.  If approved by the stockholders as proposed, our Board would have the sole discretion to effect the amendment and reverse stock split at any time prior to December 31, 2013, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-2 and not more than 1-for-10.  The Board would also have the discretion to abandon the amendment prior to its effectiveness.  The Board is hereby soliciting stockholder approval for the reverse stock split proposal.

If approved by our stockholders, the reverse stock split proposal would permit (but not require) our Board to effect a reverse stock split of our Common Stock at any time by a ratio of not less than 1-for-2 and not more than 1-for-10 with the specific ratio to be fixed within this range by the Board in its sole discretion.   We believe that enabling the Board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.   In fixing the ratio, the Board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the reverse stock split on the trading market for our Common Stock and prevailing general market and economic conditions.

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment.   The exact timing of the amendment will be determined by the Board based on its evaluation as to if and when such action will be the most advantageous to our Company and our stockholders.   In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the reverse stock split is attached as Annex A to this proxy statement.   Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for Proposed Amendment

The Board’s primary reasons for approving and recommending the reverse stock split is to increase the per share price of our Common Stock to meet the listing requirements of The NASDAQ Stock Market (“Nasdaq”).   On March 19, 2013, the Company received a letter from the Listing Qualifications Department of Nasdaq informing the Company that because the closing bid price for the Company's Common Stock listed on the NASDAQ Capital Market was below $1.00 for 30 consecutive business days, the Company does not comply with the minimum closing bid price requirement for continued listing on the NASDAQ Capital Market under Nasdaq Marketplace Rule 5550(a)(2).   The Company has a 180-day compliance period, or until September 16, 2013, to regain compliance with Nasdaq's listing requirements by having the closing bid price of its common stock be at least $1.00 for at least 10 consecutive trading days.   In the event that the Company does not regain compliance by September 16, 2013, the Company may be granted an additional 180-day compliance period, provided that the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the bid price requirement, and (ii) provides written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

The Board believes that maintaining the listing of the Common Stock on the NASDAQ Capital Market is in the best interests of the Company and its stockholders.  If the Common Stock were delisted from the NASDAQ Capital Market, the Board believes that the liquidity in the trading market for the Common Stock could be significantly decreased, which could reduce the trading price.  However, despite approval of the reverse stock split by our stockholders and the implementation by the Board, there is no assurance that our minimum bid price would be or remain following the reverse stock split over the minimum bid price requirement, and the Common Stock could be delisted from the NASDAQ Capital Market.

The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors. We believe that the reverse stock split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.   Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.   In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.   Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.   We believe that the reverse stock split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.   Accordingly, we believe that approval of the reverse stock split is in the Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock.   However, other factors, such as the results of clinical development of our product candidates, our financial results, general market conditions and the market perception of our Company, may adversely affect the market price of our Common Stock.   As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future.   Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split.   Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split.   This would have the effect of increasing the number of shares of Common Stock available for issuance, which the Board feels is important to provide us with flexibility and as many alternatives as possible to obtain financing.   The Board is also mindful about the potential dilutive effect on existing stockholders.   For the reasons discussed below, the Board has approved and recommended a range of reverse stock split ratios which would result in more shares becoming available than we believe are necessary for reasonably foreseeable future needs.   Accordingly, the Board has also approved and recommended an amendment to our certificate of incorporation, conditioned upon stockholder approval and implementation of the reverse stock split, to reduce the authorized number of shares of our Common Stock.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-2 and not more than 1-for-10, as determined by the Board in its sole discretion. The Board believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented. If the stockholders approve this proposal, the Board would carry out a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the stockholders at that time. The Board would then set the ratio for the reverse stock split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. In determining the ratio, following receipt of stockholder approval, the Board may consider, among other things:

•	the historical and projected performance of the Common Stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in the Common Stock and our ability to continue the Common Stock’s listing on the Nasdaq;

•	our capitalization (including the number of shares of Common Stock issued and outstanding);

•	the prevailing trading price for Common Stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Potential Effects of Proposed Amendment

If our stockholders approve the reverse stock split and our Board effects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the Board.  The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.  In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse stock split will not change the terms of the Common Stock.  After the reverse stock split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.  The Common Stock will remain fully paid and non-assessable.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.   Unless we fail to meet the requirements specified in Nasdaq’s March 19, 2013 letter to the Company, our Common Stock will continue to trade on Nasdaq.  If we fail to meet the requirements as specified in the Nasdaq letter, the bid and ask prices for our Common Stock will be quoted on the OTC Bulletin Board under the symbol “ECTE.OB,” on the OTC Bulletin Board.  The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of a reverse stock split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio.  In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name.  However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split.  Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the reverse stock split.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of shares of Common Stock to which they are entitled as a result of the reverse stock split.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split Common Stock to which these stockholders are entitled.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split.  Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants, and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options or warrants entitling the holders to purchase shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split.  The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Accounting Matters

The proposed amendment to our certificate of incorporation will not affect the par value of our Common Stock.  As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S.  federal income tax consequences of the reverse stock split to holders of our Common Stock.  Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a U.S.  holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.

Any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be relied upon, and cannot be relied upon by stockholders.  Stockholder should seek advice based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S.  federal income tax purposes) is the beneficial owner of our Common Stock, the U.S.  federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S.  Holders

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code.  Assuming the reverse stock split qualifies as a reorganization, a U.S.  holder generally will not recognize gain or loss upon the exchange of Old Certificates for New Certificates.  The aggregate tax basis of the New Certificates received in the reverse stock split will be the same as the aggregate tax basis in the Old Certificates exchanged.  The holding period for the New Certificates will include the period during which the Old Certificates surrendered in the reverse stock split were held.

Non-U.S.  Holders

A non-U.S.  holder is a beneficial owner of our Common Stock that is not a U.S. holder.  Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to our certificate of incorporation to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock and Series D Stock is required to approve the reverse stock split proposal, including the amendment to our certificate of incorporation to effect the reverse stock split.

* * * *

Our Board recommends a vote “FOR” the proposal to approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split by a ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to December 31, 2013, with the exact ratio to be set within this range by our Board in its sole discretion.

PROPOSALS 3 AND 4

STOCKHOLDER APPROVAL OF AMENDMENTS TO
THE ECHO THERAPEUTICS, INC. 2008 EQUITY INCENTIVE PLAN

At the 2008 Annual Meeting of Stockholders, the stockholders approved the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), at the 2010 Annual Meeting of Stockholders, the stockholders approved an amendment to the 2008 Plan which increased the maximum number of shares of our Common Stock that may be issued under the 2008 Plan to 4.7 million shares, and at the 2012 Annual Meeting of Stockholders, the stockholders approved an amendment to the 2008 Plan which increased the maximum number of shares of our Common Stock that may be issued under the 2008 Plan to 10 million shares.  The 2008 Plan currently authorizes 10 million shares of our Common Stock for awards.

At this Annual Meeting, stockholders will be asked to approve amendments to the 2008 Plan to (i) fix the aggregate number of shares of our common stock subject to the 2008 Plan at 10,000,000 shares (the “First Amendment”) and (ii) fix the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” at 425,000 shares, in each case, subject to and after giving effect to the reverse stock split described in Proposal 2 (the “Second Amendment” and, together with the First Amendment, the “Amendments”).  We are asking for your approval of the Amendments, which are presented separately.  The Amendments also are subject to the approval of Proposal No. 2 regarding the reverse stock split as described below.

Copies of the Amendments are included as Annexes B and C, respectively, to this Proxy Statement.  The Amendments make no other changes to the 2008 Plan.

Proposal 3 – First Amendment to 2008 Plan

As of March 22, 2013, there were approximately 4,543,114 shares subject to outstanding grants and approximately 5,326,886 shares remaining available for future grants under the 2008 Plan.

The First Amendment fixes the aggregate number of shares of our common stock set aside and reserved for issuance under the 2008 Plan at 10,000,000 shares, including shares previously issued or subject to the outstanding awards under the 2008 Plan, after giving effect to the reverse stock split described in Proposal No. 2.  The First Amendment will become effective, subject to stockholder approval, only if Proposal No. 2 relating to the reverse stock split also is approved by our stockholders and our Board effects the reverse stock split.  If our stockholders approve the First Amendment and Proposal No. 2 also is approved, we may make awards of the additional shares under the 2008 Plan as described below.

If our stockholders do not approve the First Amendment, or if our stockholders approve the First Amendment but not Proposal No. 2, we will not implement the First Amendment.  If Proposal No. 2 is approved and our Board effects the reverse stock split as described in Proposal No. 2, but the First Amendment is not approved, the 10,000,000 aggregate number of shares currently subject to the 2008 Plan will be reduced proportionately based on the reverse stock split ratio.

Our Board believes that the grant of options and other stock awards is an important incentive for the Company’s employees, officers and directors.  Our board anticipates, therefore, that our needs under the 2008 Plan over the next several years will exceed the number of shares of Common Stock that would be available after giving effect to the reverse stock split, bearing in mind that, unless the First Amendment is approved, the number of shares available for future issuance under the 2008 Plan will be reduced proportionately if Proposal No. 2 relating to the reverse stock split is approved and our Board effects the reverse stock split.  The effect of the First Amendment will be to increase the aggregate number of shares of our Common Stock that otherwise would be subject to the 2008 Plan after the reverse stock split.  The exact number of increased shares cannot be specified, because the specific reverse stock split ratio has not been determined.  As an example, however, based on a reverse stock split ratio of 1-for-5, the aggregate number of shares subject to the 2008 Plan would become 2,000,000 ( i.e. 10,000,000 divided by 5) as a result of the reverse stock split without giving effect to the adoption of the First Amendment.  If the First Amendment is approved, however, the aggregate number of shares subject to the 2008 Plan would be fixed at 10,000,000 shares after giving effect to the reverse stock split.  This would represent an increase of 8,000,000 shares subject to the 2008 Plan based on the foregoing 1-for-5 reverse stock split ratio as an example.

The complete text of the First Amendment is attached as Annex B to this proxy statement.

Proposal 4 – Second Amendment to 2008 Plan

At present under the 2008 Plan, the maximum number of shares subject to stock options that may be awarded under the 2008 Plan in any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” is 425,000 shares.

The Second Amendment fixes the Section 162(m) limitation at 425,000 shares after giving effect to the reverse stock split.

The purpose of the Second Amendment is to afford us additional flexibility under the 2008 Plan to make grants of stock options without limiting the deductibility of the non-cash expense associated with stock option awards in excess of the current Section 162(m) limitation, bearing in mind that, unless the Second Amendment is approved, the number of shares subject to the Section 162(m) limitation will be reduced proportionately if Proposal No. 2 relating to the reverse stock split is approved and our Board effects the reverse stock split.

The Second Amendment will become effective only if our stockholders approve the Second Amendment and if Proposal No. 2 also is approved and our Board effects the reverse stock split.

If our stockholders do not approve the Second Amendment, or if Proposal No. 2 is not approved, we will not implement the Second Amendment.  This means that if Proposal No. 2 is approved and our Board effects the reverse stock split as described in Proposal No. 2, but the Second Amendment is not approved, the Section 162(m) limitation under the 2008 Plan will be reduced proportionately based on the reverse stock split ratio.

The effect of the Second Amendment will be to increase the number of shares that otherwise would be subject to the Section 162(m) limitation after the reverse stock split.  The exact number of increased shares cannot be specified, because the specific reverse stock split ratio has not been determined.  As an example, however, based on a reverse stock split ratio of 1-for-5, the number of shares subject to the Section 162(m) limitation would become 85,000 (i.e. 425,000 divided by 5) as a result of the reverse stock split without giving effect to the adoption of the Second Amendment.  If the Second Amendment is approved, however, the number of shares subject to the Section 162(m) limitation would be fixed at 425,000 shares after giving effect to the reverse stock split.  This would represent an increase of 340,000 shares subject to the Section 162(m) limitation based on the foregoing 1-for-5 reverse stock split ratio as an example.

General Description of 2008 Plan

Common Stock Available.  The maximum number of shares of our Common Stock available under the 2008 Plan for incentive stock options, nonqualified stock options and restricted stock awards as well as other types of awards is currently 10 million. The Amendment would maintain this limit of 10 million even after giving effect to a reverse stock split. The 2008 Plan also includes annual limits on grants that may be made to individual employees. The 2008 Plan current limits and the annual employee limits for awards are as follows:

Type of Award	Current Plan Limit	Annual Employee Limit
Options	10 million shares	425,000 shares
Restricted Stock	10 million shares	425,000 shares

Each of the above limitations is currently subject to adjustment for certain changes in our capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, is terminated, canceled or forfeited, the Common Stock not issued under the award will again become available for grant under the 2008 Plan. If any option is exercised by surrendering Common Stock or by having Common Stock withheld, or if tax obligations are paid by surrendering Common Stock or by having Common Stock withheld, only the number of shares issued net of shares withheld or surrendered will be deemed delivered under the 2008 Plan. On March 22, 2013, the closing price reported on NASDAQ of a share of the Company’s Common Stock was $0.80.

Eligibility.  Employees, consultants and non-employee directors of the Company and of certain affiliates are eligible to receive awards under the 2008 Plan; however, consultants and non-employee directors are not eligible to receive incentive stock options. There are approximately 45 employees, 15 consultants, and four non-employee directors who are eligible to receive awards under the 2008 Plan.

Administration.  The 2008 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has the authority to interpret the plan and to adopt, amend and repeal rules and regulations for its administration. In addition to the Committee, the Board has delegated to Dr. Mooney the power to grant awards under the Plan having an exercise price at or above fair market value; provided that Dr. Mooney may not grant more than 200,000 shares to any employee or consultant in a fiscal year, he may not grant more than an aggregate of 2,000,000 shares per fiscal year, and he may not make any awards to himself or any named executive officer.

Subject to any applicable limitations contained in the 2008 Plan, the Committee may select the recipients of awards and determine (i) the number of common shares covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than fair market value of the underlying shares), (iii) the duration of options (which may not be for longer than 10 years), (iv) the number of common shares subject to any restricted stock, and (v) the terms and conditions of such awards, including conditions for the vesting and purchase of such common shares.

The Committee is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations and other similar changes in our capitalization. If a “Change in Control” (as defined in the 2008 Plan) occurs, each outstanding award to an employee, consultant or non-employee director who has not yet had a termination of service will become fully vested (unless the applicable award agreement provides otherwise). The 2008 Plan also addresses the consequences of a merger or consolidation of the Company with or into another entity (and similar transactions), whether or not a Change in Control. In the event of such a transaction, the Committee may terminate all or a portion of any outstanding awards, if it determines that termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, it will give each grantee holding an option to be terminated at least seven days’ advance notice of the termination. Upon such notice, any such option may be exercised before the termination of the option. Also, the Committee, in the event of such a transaction, may accelerate, in whole or in part, the vesting of any option and/or any restricted stock.

Stock Options

The Committee may award incentive stock options and nonqualified stock options. Incentive stock options offer employees certain tax advantages that are not available for nonqualified stock options. The Committee determines the terms of the options, including the number of shares of Common Stock subject to the options, the exercise price, and when the option becomes exercisable; however, the term of an incentive stock option may not exceed 10 years (five years in certain cases) and the exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in certain cases).

When an employee, a consultant or a non-employee director terminates service, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, a consultant or a non-employee director terminates his or her service for a reason other than retirement, death or disability, his or her options generally remain exercisable for up to three months after termination of service, unless the award agreement provides for a different exercise period. Termination of service by reason of death or disability generally causes the option to terminate one year after such termination, unless the award agreement provides for a different exercise period.

The exercise price may be paid in cash. The Committee may also permit payment of the exercise price in any of the following ways: (i) in shares of our Common Stock previously acquired by the grantee, (ii) in shares of our Common Stock newly acquired by the grantee as a result of the exercise, (iii) through a so-called broker-financed transaction, (iv) through a loan from us that meets certain requirements, or (v) in any combination of the foregoing methods.

Restricted Stock

The Committee may make restricted stock awards to employees, consultants and non-employee directors (for any or no consideration), subject to any restrictions the Committee may determine. The Committee may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on shares of restricted stock, the grantee will have voting and dividend rights on the shares. Any grantee who makes an election under section 83(b) of the Code with respect to restricted stock, regarding the immediate recognition of income, must provide the Company with a copy of the election within 10 days of filing the election with the Internal Revenue Service.

Miscellaneous

Transferability.  Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit an employee, consultant or non-employee director to transfer nonqualified stock options to certain permitted transferees.

Acceleration of Vesting.  The Committee may, in its discretion, accelerate the date on which stock options may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock, if it determines that to do so would be in our best interests.

Effective Date.  The 2008 Plan became effective April 1, 2008 and was amended and restated as of May 1, 2009, August 1, 2010 and June 20, 2012.

Amendment and Termination.  The 2008 Plan will automatically terminate on April 1, 2018, unless it is terminated sooner by the Board of Directors. The Committee may amend outstanding awards, provided such amendment does not adversely affect the rights of the grantee. The Board of Directors may amend or suspend the 2008 Plan. Stockholder approval, however, is required for (i) any material amendment to the 2008 Plan, (ii) any change in the employees eligible to receive incentive stock options or the number of shares available for the granting of incentive stock options (other than adjustment for certain changes in our capitalization), and (iii) any change in the material terms of a “performance goal” (for purposes of section 162(m) of the Code).

Plan Benefits

The amount and timing of all awards under the 2008 Plan are determined in the sole discretion of the Committee and Dr. Mooney, as applicable, and therefore cannot be determined in advance.

The chart below sets forth the number of shares underlying options and restricted stock that the Company has granted to the following individuals and groups under the 2008 Plan:

Name and Position	Dollar Value ($) (1)	Number of Shares Underlying Options(1)(2)	Dollar Value ($) (3)	Number of Shares Underlying Restricted Stock(3)
Patrick T. Mooney, M.D.	—	—	2,599,250	1,375,000
Chief Executive Officer and President
Christopher P. Schnittker	—	200,000	214,063	125,000
Sr. Vice President, Chief Financial Officer and Treasurer
Kimberly A. Burke	—	45,000	521,125	325,000
Sr. Vice President, General Counsel, Chief Compliance Officer and Secretary
Executive Officer Group	—	245,000	3,334,438	1,825,000
Non-executive Director Group	—	—	475,000	230,200
Non-executive Officer Employee Group	—	1,450,000	748,237	487,281

(1)
Incentive stock options were granted to non-executive officer employees on various dates from January 2009 to March 2013. Nonqualified stock options were granted to the Non-executive Director Group as of February 20, 2009. The value of each grant was determined to be at or above the stock closing price on the date of grant.

(2)
The Company has, in the past, also made grants of nonqualified stock options to both executive officers and directors pursuant to individually negotiated agreements and apart from any of our existing equity incentive plans. These grants have not been taken into account for purposes of the assumptions in this column.

(3)
Executive Officers and Non-executive Officer Employees were granted Restricted Stock on various dates from February 20, 2009 to March 2013. The value of each grant was determined to be at or above the stock closing price on the date of grant.

Federal Income Tax Consequences — Options

The federal income tax consequences of granting and exercising options under the 2008 Plan are summarized as follows, based on federal tax laws and regulations in effect as of April 13, 2012:

•	The grant of an option does not result in federal income tax consequences for the optionee or a deduction for us.

•
When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a nonqualified stock option. An optionee exercising a nonqualified stock option will recognize ordinary income equal to the excess of the fair market value of executive officers Common Stock purchased (on the date of exercise) over the exercise price. An employee will not recognize ordinary taxable income as a result of acquiring stock by exercising an incentive stock option. The excess of the fair market value of the stock on the date of exercise over the exercise price will, however, generally be treated as an item of adjustment for purposes of calculating the employee’s alternative minimum taxable income. If the employee holds the stock he or she receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when they later dispose of the stock. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of, calculated as though the incentive stock option had been a nonqualified stock option.

•
When an optionee recognizes ordinary income on the exercise of a nonqualified stock option or the sale of stock acquired on the exercise of an incentive stock option, we are generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. We believe that the 2008 Plan has been designed so that the amount of compensation that may be deducted with respect to options will not be limited by section 162(m) of the Code.

The information above is in summary format and is provided for informational purposes only. It should not be relied upon for personal financial or tax planning purposes.

Relationship Among Proposal Nos. 2, 3 and 4

The Amendments to the 2008 Plan described in Proposals 3 and 4, if approved at the Annual Meeting, will be dependent upon stockholder approval of Proposal No. 2, and will not become effective or be implemented unless they are approved by our stockholders and Proposal No. 2 also is approved and the reverse stock split is effected by our Board.  Proposal Nos. 3 and 4 are being presented separately for approval by our stockholders, and the approval or rejection of either of the Proposals will not affect the other Proposal.

* * * *

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the First Amendment and Second Amendment to the Echo Therapeutics, Inc. 2008 Equity Incentive Plan as described in Proposal Nos. 3 and 4.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Wolf & Company, P.C. (“Wolf & Company”), an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2013, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of Wolf & Company as the Company’s independent registered public accounting firm, then the selection of such independent auditors will be reconsidered by the Audit Committee. A representative of Wolf & Company, which served as the Company’s independent auditors in the fiscal year ended December 31, 2012, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Information regarding the fees paid to Wolf & Company for services rendered for 2012 and 2011 and our policies and procedures for the approval of such fees is set forth below.

Independent registered public accounting firm

The following is a summary of the fees billed to the Company by Wolf & Company for professional services rendered in connection with the fiscal years ended December 31, 2012 and 2011:

Fee Category	Fiscal 2012	Fiscal 2011
Audit Fees	$134,843	$126,541
Audit-Related Fees	31,000	28,585
Tax Fees	—	6,850
Total Fees	$165,843	$161,976

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Wolf & Company in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but are not reported under “Audit Fees.” These services consist of the issuance of consents in connection with the Company’s registration statements filed under the Securities Act of 1933, as amended, assistance with SEC comment letters, and comfort letters and other due diligence assistance performed in connection with capital raising.

Tax Fees.  Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All of the Audit-Related Fees and Tax Fees set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy and procedures.

Audit Committee policy on pre-approval of services of independent registered public accounting firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

* * * *

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position(s) with the Company
Patrick T. Mooney, M.D.	45	Chief Executive Officer, President and Chairman of the Board
Christopher P. Schnittker	44	Senior Vice President, Chief Financial Officer and Treasurer
Kimberly A. Burke	38	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Biographical information for each of our executive officers is set forth below. Each executive officer is elected annually by our Board and serves until his or her successor is appointed and qualified, or until such individual's earlier resignation or removal.

Patrick T. Mooney, M.D.

The Company engaged Dr. Mooney as its Chief Executive Officer in 2007 and as its President in 2009. In 2008, Dr. Mooney was appointed Chairman of the Board. Dr. Mooney’s current term of office as Chief Executive Officer, President and Chairman of the Board expires in 2014 and his term as a director expires in 2014. Dr. Mooney previously served as President, Chief Executive Officer and Director of Echo Therapeutics, Inc. (a privately-held pharmaceutical company prior to its merger with Sontra Medical Corporation) from 2006 to 2007. Prior to joining Echo Therapeutics, Inc., Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (NASDAQ: APHT), a biopharmaceutical company, from 2004 to 2006. Dr. Mooney was a Senior Biotechnology Analyst at Thomas Weisel Partners, LLC, a full service merchant banking firm, and a Senior Biotechnology Analyst at Janney Montgomery Scott, LLC, a full services investment banking firm. He graduated from the Jefferson Medical College of Thomas Jefferson University and trained as a surgical resident at Thomas Jefferson University Hospital. Dr. Mooney currently serves on the Board of Directors of Metastat, a cancer therapy company, to which he was appointed in March 2012. From June to September 2010, Dr. Mooney was a member of the Board of Directors of Quantrx Biomedical Corporation, a healthcare diagnostics company. Dr. Mooney’s knowledge of the capital markets, his experience as the Chief Executive Officer and Chief Medical Officer of Aphton, and his medical training provide invaluable expertise to our Board and executive management team in matters regarding our operations, product development, capital requirements and strategic direction.

Christopher P. Schnittker

Mr. Schnittker was appointed as Chief Financial Officer and Treasurer of the Company in May 2011 and as Senior Vice President of the Company in June 2012. His current term of office expires in 2014.  He brings a broad base of financial experience to the Company. Most recently, he served as Vice President – Administration, Corporate Secretary and Chief Accounting Officer of Soligenix, Inc., a publicly-traded biotechnology company, from 2009 to 2011. Prior to that, Mr. Schnittker served as the Senior Vice President and Chief Financial Officer for VioQuest Pharmaceuticals Inc. (2008 to 2009), Micromet Inc. (2006 to 2008), Cytogen Corporation (2003 to 2006), and Genaera Corporation (2000 to 2003), all publicly-traded biotechnology companies. Mr. Schnittker has also held prior financial management positions at GSI Commerce, Rhône-Poulenc Rorer (now part of Sanofi-Aventis), and PricewaterhouseCoopers. He received his B.A. degree in economics and business from Lafayette College and is a certified public accountant licensed in the State of New Jersey.

Kimberly A. Burke

Ms. Burke was appointed as General Counsel and Senior Vice President of the Company in January 2011, as Chief Compliance Officer in April 2012, and she has served as Secretary of the Company since 2010.  Her current term of office as General Counsel, Senior Vice President and Secretary expires in 2014.  Ms. Burke joined the Company as Vice President, Corporate Counsel in 2008 after serving as General Counsel of privately-held Echo Therapeutics, Inc. from 2004 until its merger with Sontra Medical Corporation to form the Company in September 2007.  From 2004 to 2008, she was Director of Legal Affairs at Cato Research Ltd., a global contract research and development organization, and an Associate with Cato BioVentures, a life sciences venture capital firm. Ms. Burke began her career with Devine, Millimet and Branch, a New England law firm, and then moved to Investors Title Company (NASDAQ: ITIC), a holding company engaged in title insurance and investment management services, where she oversaw corporate and securities law matters.  She later served as General Counsel of Hemodynamic Therapeutics, a privately-held pharmaceutical company.  Ms. Burke received her B.A. from Mount Holyoke College and her J.D. from the College of William and Mary, Marshall-Wythe School of Law.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 25, 2013 (except as otherwise provided below) by the following individuals or entities: (i) each stockholder known to us to beneficially own more than 5% of the outstanding shares of our Common Stock; (ii) the Chief Executive Officer, any person serving as Chief Financial Officer during 2012, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as an executive officer as of December 31, 2012 (collectively, the “Named Executive Officers”); (iii) each director; and (iv) current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with Securities and Exchange Commission (“SEC”) rules and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after March 25, 2013 through the exercise of any stock options or other rights, including upon the exercise of warrants to purchase shares of Common Stock and the conversion of preferred stock into Common Stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of March 25, 2013, there were 60,244,669 shares of Common Stock issued and outstanding.

	Amount and Nature of Beneficial Ownership of Common Stock as of March 25, 2013
Name and Address of Beneficial Owner	Number of Shares (2)		Percentage of Class

Beneficial Owners of More Than 5% of the Company’s Common Stock:
Allen Cato, M.D., Ph.D.	3,757,720	(3)	5.87%
Cato Holding Company
4364 South Alston Avenue
Durham, NC 27713

Platinum — Montaur Life Sciences, LLC	15,123,299	(4)	9.99%
152 West 57th Street, 54th Floor
New York, NY 10019

Directors and Executive Officers:
Kimberly A. Burke,.	470,000	(5)	*
Robert F. Doman	35,000		*
Vincent D. Enright	225,000	(6)	*
William F. Grieco	225,000		*
Patrick T. Mooney, M.D.	2,525,000	(7)	4.02%
Christopher P. Schnittker	225,000	(8)	*
James F. Smith	72,000		*
All directors and executive officers as a group (8 persons)	22,658,019		27.33%

* Less than one percent.

(1)	Unless otherwise noted, the address for each individual is c/o Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103.

(2)	The individuals and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3)
Based on a Schedule 13D filed with the SEC on September 24, 2007 and information regarding (a) the 2008 conversion into Common Stock of amounts payable by us to Cato Research Ltd., an affiliate of Cato Holding Company, (b) the sale of 500,000 shares in 2009 and (c) the gift of 29,799 shares in 2011. Includes 111,771 shares of Common Stock held by Allen Cato, M.D., Ph.D. directly and 3,645,949 shares of Common Stock held by Cato Holding Company.

(4)
Based on information provided in a Schedule 13G filed with the SEC on December 31, 2012. Consists of (i) 7,867,101 shares that may be acquired by Platinum-Montaur Life Sciences, LLC (“Montaur”) upon conversion of Preferred Stock , (ii) 7,000,000 shares that may be acquired by Montaur upon the exercise of warrants to purchase Common Stock, (iii) 3,113,084 shares that may be acquired by Platinum Long Term Growth VII, LLC upon conversion of Preferred Stock, (iv) 2,000,000 shares that may be acquired by Platinum Partners Liquid Opportunity Master Fund L.P upon the conversion of Preferred Stock, and (v) 2,143,114 shares held by Platinum Partners Value Arbitrage Fund LP.  The warrants and Preferred Stock provide that at no time may a holder of any of the warrants or Preferred Stock exercise such warrants or Preferred Stock  if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares  of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning more than 4.99% or 9.99%, as applicable,  of all of the Common Stock outstanding at such time; provided, however, that upon a holder of any of the warrants or Preferred Stock  providing the issuer with sixty one (61) days' notice that such holder would like to waive either or both such restrictions with regard to any or all shares of Common Stock issuable upon exercise of any of the warrants or Preferred Stock, then such restriction shall be of no force or effect with regard to those warrants or Preferred Stock referenced in such notice.

(5)	Includes 145,000 shares that may be acquired by Ms. Burke within 60 days upon the exercise of stock options.

(6)	Includes 100,000 shares that may be acquired by Mr. Enright within 60 days upon the exercise of stock options.

(7)	Includes 500,000 shares that may be acquired by Dr. Mooney within 60 days upon the exercise of stock options.

(8)	Includes 100,000 shares that may be acquired by Mr. Schnittker within 60 days upon the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of our Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such forms received or written representations from certain reporting persons, we believe that, during fiscal 2012, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals except that restricted stock grants of 6,250 shares to each of Vincent Enright, William Grieco and James Smith on March 31, 2012 were not timely reported on a Form 4.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on our Common Stock during the five fiscal years ended December 31, 2012 with the cumulative total return on a peer group of other public companies who share our Standard Industry Classification code (SIC Code 3845) and the NASDAQ Composite Index. The NASDAQ Composite Index measures all NASDAQ domestic and international based common type stocks listed on the NASDAQ Stock Market.

The comparison assumes $100 was invested on December 31, 2007 in our Common Stock and in each of such indices and assumes reinvestment of any dividends.

TOTAL RETURN ANNUAL COMPARISON
CUMULATIVE TOTAL RETURN SUMMARY

December 2012
		2007	2008	2009	2010	2011	2012

Echo Therapeutics, Inc.	Return %		-75.75	325.05	-5.89	41.24	-53.98
	Cum $	100.00	24.25	103.06	96.98	136.98	63.03

NASDAQ Composite - Total Returns	Return %		-39.98	45.36	18.15	-0.79	17.74
	Cum $	100.00	60.02	87.25	103.08	102.27	120.41

SIC Code 3845	Return %		-32.81	32.21	0.38	-2.49	8.90
Electromedical & Electrotherapeutic Apparatus	Cum $	100.00	67.19	88.83	89.17	86.95	94.69

CORPORATE GOVERNANCE

Our Board of Directors

The Board is actively engaged in the oversight of the Company and its members routinely interact with management and with each other in the course of performing their duties. Board members receive regular updates from our senior executives on key financial, operational, contractual and strategic issues and advise the management team on matters within their areas of expertise. The Board met 10 times during 2012. During 2012, each of our incumbent directors attended at least 75% of the total number of meetings of the Board and at least 75% of the total number of meetings of committees of the Board on which he served.

Historically, the Company has held a Board meeting at the time of its annual meeting of stockholders and has requested that its directors attend the annual meeting of stockholders. All of the incumbent directors attended the 2012 annual meeting of stockholders in person.

Committees of Our Board of Directors

Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter that has been approved by our Board. These charters are available in the Corporate Governance section of our website at www.echotx.com.

Audit Committee

The Board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which assists the Board in fulfilling its responsibilities to our stockholders concerning our financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board, our independent auditors and management. The Audit Committee currently consists of Mr. Smith, Mr. Doman, Mr. Enright and Mr. Grieco, each of whom is independent as defined under Nasdaq Stock Market, Inc. (“NASDAQ”) listing standards. Mr. Smith was appointed to the Audit Committee on February 8, 2011 and currently serves as Chair of the Audit Committee. Mr. Doman was appointed to the Audit Committee on March 12, 2013, Mr. Enright was appointed to the Audit Committee on March 28, 2008 and Mr. Grieco was appointed to the Audit Committee on February 8, 2011. The Audit Committee met five times during 2012.

The Audit Committee discusses with our management and our independent auditors the financial information developed by us, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of our management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by us. The Audit Committee pre-approves all audit services to be provided to us, whether provided by the principal independent auditors or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditors. The Audit Committee coordinates the Board’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

Audit Committee Financial Expert

The Board has determined that each of Vincent D. Enright and James F. Smith is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Doman, Mr. Enright, Mr. Grieco and Mr. Smith are independent as defined under NASDAQ listing standards.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee (the “Nominating Committee”), which identifies and recommends candidates for election to the Board, develops and maintains our corporate governance policies and procedures and advises the Board on our overall corporate governance as necessary. The Nominating Committee currently consists of Mr. Doman, Mr. Enright, Mr. Grieco and Mr. Smith, each of whom is independent as defined under NASDAQ listing standards. Mr. Grieco was appointed to the Nominating Committee on February 8, 2011 and currently serves as Chair of the Nominating Committee. Mr. Doman was appointed to the Nominating Committee on March 12, 2013, Mr. Enright was appointed to the Nominating Committee on March 28, 2008 and Mr. Smith was appointed to the Nominating Committee on February 8, 2011. The Nominating Committee met three times during 2012.

In recommending candidates for election to the Board, the Nominating Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend the candidate for consideration by the full Board. The Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All nominees for the Board must have a reputation for integrity, honesty and adherence to high ethical standards, as well as demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. Nominees must be willing and able to contribute positively to our decision-making process. In addition, nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all the stockholders. The Nominating Committee takes into account the background of each Director and nominee in areas such as business, financial, legal, and product development and commercialization expertise, government regulation and science and strives to create and maintain a diverse Board. In addition, the Nominating Committee considers whether a particular Director or nominee has specific skills or attributes that may qualify him or her for service on a particular Board committee. The Nominating Committee also considers whether one or more Board members or Board nominees qualifies as an Audit Committee financial expert.  Finally, the Nominating Committee annually reviews the independence of each Board member to ensure that a majority of the Board is independent.

The Nominating Committee will consider nominees for the Board recommended by stockholders. Stockholders wishing to propose director candidates for consideration by the Nominating Committee may do so by providing information regarding such candidate, including the candidate’s name, biographical data and qualifications and sending it to the Secretary of the Company at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103. Such information should be clearly marked as intended for the Nominating Committee. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Compensation Committee

The Board has a Compensation Committee, which generally assists the Board with respect to matters involving the compensation of our directors and executive officers. The Compensation Committee currently consists of Mr. Doman, Mr. Enright, Mr. Grieco and Mr. Smith, each of whom is independent as defined under NASDAQ listing standards. Mr. Enright was appointed to the Compensation Committee on March 28, 2008 and currently serves as Chair of the Compensation Committee. Mr. Doman was appointed to the Audit Committee on March 12, 2013, and Mr. Grieco and Mr. Smith were appointed to the Compensation Committee on February 8, 2011.  During 2012, the Compensation Committee met three times.

The responsibilities of the Compensation Committee include determining salaries and other forms of compensation for the chief executive officer and the other executive officers of the Company, reviewing and making recommendations to the Board with respect to director compensation, periodically reviewing and making recommendations to the Board with respect to the design and operation of incentive compensation and equity-based plans and generally administering the Company’s equity-based incentive plans. The Compensation Committee is primarily responsible for considering and determining executive and director compensation. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate under the circumstances. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation.

In addition, to the extent permitted by applicable law and the provisions of a given equity-based incentive plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such plan to consultants to and employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The chief executive officer, within certain per-person and per-year limits established by the Compensation Committee, has been authorized to make limited stock option grants and other stock awards to consultants to and employees and non-executive officers of the Company pursuant to the Company’s 2008 Equity Incentive Plan.

The Company’s chief executive officer generally makes recommendations to the Compensation Committee regarding the compensation of other executive officers. In addition, the chief executive officer is often invited to attend Compensation Committee meetings and participate in discussions regarding the compensation of other executive officers, but the Compensation Committee ultimately approves the compensation of all executive officers. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s chief executive officer generally does not play a role in determining the amount or form of executive compensation. Except for the participation by the chief executive officer in meetings regarding the compensation of other executive officers, the Compensation Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation. The chief executive officer does not make proposals or recommendations regarding his own compensation.

Board Structure and Leadership

Patrick T. Mooney serves as both the Chairman of the Board and the Chief Executive Officer of the Company. Dr. Mooney is intimately familiar with our business and his direct involvement in our operations puts him in the best position to effectively identify strategic priorities, lead discussions of the Board and define our short-term and long-term objectives with respect to capital and operational requirements. Given the current regulatory and capital market environment, the Board believes that having one leader serving as both the Chairman and Chief Executive Officer is ideal for the Company at this time as it provides consistent, decisive and effective leadership.

While we currently do not have a lead independent director, our Bylaws permit the Board to change its structure should that be deemed appropriate and in the best interest of the Company and its stockholders. Our independent directors routinely interact with executive management and they bring a wide variety of industry experience, oversight and expertise from outside the Company. In addition, all of the Board’s key Committees — Audit, Compensation, and Nominating — are comprised entirely of independent directors. The Board believes that these factors provide the appropriate balance between the authority of those individuals who oversee the Company and those who manage it on a daily basis.

The Board’s Role in Risk Oversight

One of the Board’s primary responsibilities is reviewing our strategic plans and objectives, including our principal risk exposures. The Audit Committee assists the Board in overseeing and monitoring our actual and potential legal and financial risks, determining management’s response to these risks and developing and implementing strategies for risk mitigation. Each of the Board’s key committees — Audit, Compensation, and Nominating — is responsible for overseeing and for recommending guidelines and policies governing their respective areas of responsibility. In consultation with our management team and outside advisors, the Board also considers specific areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputation risks.

DIRECTOR INDEPENDENCE AND RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Independence of Members of Board of Directors

The Board has determined that each of Messrs.  Doman, Enright, Grieco and Smith, constituting four of our five directors, satisfies the criteria for being an “independent director” under NASDAQ listing standards and has no material relationship with the Company other than by virtue of service on the Board.

Compensation Committee Interlocks and Insider Participation

During 2012 and as of the date of this Proxy Statement, none of the members of our Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee (or other board committee performing a similar function) or board of directors of any company that employed or employs any member of our Compensation Committee or Board as an executive officer.

Policies and Procedures Regarding Related Party Transactions

The Company’s Audit Committee, which is composed entirely of independent directors, reviews all related person transactions on an ongoing basis.  In accordance with the Audit Committee’s charter, it must approve any related person transaction before the Company enters into it.  Any transaction that does not qualify as a related person transaction but may present a potential conflict of interest is governed by the Company’s written Code of Business Conduct and Ethics (the “Code”).  The Company’s General Counsel works with senior management to determine whether such transaction or relationship constitutes a conflict of interest that should be brought to the attention of the Company’s Nominating Committee.  The Company’s Nominating Committee considers all requests for waivers from the Company’s Code of Business Conduct and Ethics and ensures that the Company discloses such waivers in accordance with applicable rules and regulations.  The Nominating Committee annually reviews the Company’s program for monitoring compliance with the Code and makes recommendations to the Board if it determines that any revisions are needed.

Related Party Transactions

Non-revolving Draw Credit Facility

On August 31, 2012, the Company and Platinum-Montaur Life Sciences, LLC, one of the Company’s largest institutional investors (“Montaur”), entered into a Loan Agreement (the “Loan Agreement”) pursuant to which Montaur made a non-revolving draw credit facility (the “Credit Facility”) available to the Company in an initial aggregate principal amount of $5,000,000 (the “Maximum Draw Amount”).  Contemporaneously with the execution of the Loan Agreement, the Company delivered to Montaur a Promissory Note dated August 31, 2012 (the “Note”), with a maturity date of five years from the date of closing (the “Maturity Date”).

The Loan Agreement and Note provide that the Company may make an aggregate principal amount of draws which do not exceed the Maximum Draw Amount. The Company may not re-borrow the amount of any repaid draw.  The Maximum Draw Amount available under the Credit Facility may increase in $3,000,000 increments, for a Maximum Draw Amount of no more than $20,000,000, upon the Company’s achievement of certain clinical and regulatory milestones set forth in the Loan Agreement.  Montaur is not required to fund any draws requested after December 31, 2014.

The principal balance of each draw will bear interest from the applicable draw date at a rate of 10% per annum, compounded monthly.  The Company is required to make interest payments on the principal amount due in connection with each draw on the first business day of each month until the Maturity Date.  The Company is also required to make a mandatory prepayment on each interest payment date of an amount equal to one-third of its total revenue for the then prior fiscal quarter, up to the maximum amount outstanding under the Note at that time.  The Company is not, however, required to make such interest payment or mandatory prepayment if doing so would reduce the Company’s cash and cash equivalents to less than $5,000,000.  Any amounts not previously paid in full will be due and payable on the Maturity Date.  The Company has the right to permanently prepay any draw, in whole or in part, prior to the Maturity Date.

In addition to events of default that are typical for this type of arrangement, events of default under the Note include the occurrence of any event which allows the acceleration of the maturity of indebtedness (except real property leases) in excess of the amount of $1,000,000 of the Company and/or any guarantor on an aggregate basis and a Change of Control (as defined in the Loan Agreement) of the Company. All amounts outstanding under the Note become due and payable upon the occurrence of an event of default. In addition, the Company has agreed to certain covenants, including a prohibition on its ability to incur future indebtedness (subject to certain exceptions) or make any dividend or payment to holders of its capital stock for so long as the Note remains outstanding.

The Company’s subsidiary, Sontra Medical, Inc. (“Sontra”), agreed to guarantee the obligations of the Company under the Note pursuant to a guaranty agreement entered into on August 31, 2012 (the “Guaranty”). Additionally, the Note is secured by the Pledged Revenue (as defined in the Loan Agreement) of the Company and the Company’s subsidiaries pursuant to a Security Agreement dated as of August 31, 2012 by and among the Company, Sontra and Montaur.  Upon the earlier of the Maturity Date of the Note or an event of default, the Note shall be secured by substantially all of the assets of Sontra, the Company and its subsidiaries, which security interest shall not be effective until such event of default or maturity, pursuant to a Default Security Agreement dated August 31, 2012 by and among the Company, Sontra and Montaur.  The Company also agreed to pay all costs associated with registering the shares underlying the Warrants (should it choose to register such shares) and to indemnify Montaur from liability resulting from the registration of such shares (subject to certain standard exceptions) in accordance with a Registration Indemnity Agreement between the Company and Montaur.

Pursuant to the Loan Agreement, the Company issued Montaur a warrant to purchase 4,000,000 shares of its Common Stock with an exercise price of $2.00 per share and a term of five years (the “Commitment Warrant”).  In addition, for each $1,000,000 of funds borrowed pursuant to the Credit Facility, the Company will issue Montaur a warrant to purchase 1,000,000 shares of Common Stock, with a term of five years and an exercise price equal to 150% of the market price of the Common Stock at the time of the draw, but in no event less than $2.00 or more than $4.00 per share (together with the Commitment Warrant, the “Warrants”). All of the Warrants are immediately exercisable and will have a term of five years from the issue date. The exercise price of the Warrants is subject to adjustment for stock splits, combinations or similar events.  An exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the 4.99% ownership limitation upon sixty-one (61) days’ advance written notice to the Company.

Montaur will have no obligation to fund any draw upon the issuance by the Company of Common Stock and/or securities convertible into, exchangeable for, or exercisable for Common Stock at a price of less than $4.00 per share (a “Dilutive Issuance”), other than issuances of Common Stock, options to acquire Common Stock or similar equity incentive grants and awards to the Company’s employees, directors and consultants pursuant to equity incentive plans approved by the stockholders of the Company. If the Company makes a Dilutive Issuance following Montaur’s failure to fund a properly made draw request, then (i) Montaur’s obligation to fund draw future requests shall continue and (ii) if Montaur fails to fund any draw hereunder in violation of the Loan Agreement (a “Failed Draw”), the Company may cancel that portion of the total shares underlying the Commitment Warrant that is proportional to the amount that the Failed Draw bears to the maximum aggregate amount of the Credit Facility ($20,000,000).

On September 14, 2012, the Company submitted a draw request to Montaur in the amount of $3,000,000 in the form required by the Loan Agreement (the “September Request”).  The Company ultimately received the $3,000,000 of draws in the following increments:  $1,000,000 on September 20, 2012, $500,000 on October 17, 2012, and $1,500,000 on November 6, 2012.

In accordance with the Loan Agreement and as a result of funding received from Montaur, the Company issued to Montaur separate warrants concurrent with the three draws above to purchase 1,000,000, 500,000 and 1,500,000 shares of Common Stock each with a term of five years, and exercise prices of $2.13, $2.27 and $2.11 per share, respectively.

On March 1, 2013, the Company elected to prepay all outstanding draws under the Montaur Credit Facility totaling $3,113,366, which included interest accrued and unpaid to that date of $113,366.  No principal amount is currently outstanding under the Credit Facility.

DIRECTOR COMPENSATION

Non-employee Director Compensation

In 2012, each director who was neither an employee nor a consultant of the Company received cash compensation of $25,000 per year, paid in equal installments at the end of each fiscal quarter. In addition, at the end of each fiscal quarter each director received a grant of 6,250 shares of Common Stock which will vest one year from the date of issuance. All directors were reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings in 2012.

During the fiscal year ending December 31, 2013, the Company has determined that a director who is neither an employee nor a consultant of the Company will receive cash compensation of $25,000 per year, to be paid in equal installments at the end of each fiscal quarter. In addition, at the end of each fiscal quarter each director will receive (i) a grant of 4,000 shares of Common Stock which will vest one year from the date of issuance and (ii) a non-qualified option to purchase 15,000 shares of Common Stock, with an exercise price equal to the closing price of the Common Stock on the last trading day of the quarter immediately preceding the issuance, which will vest one year from the date of issuance. All directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings in 2013.

2012 Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Vincent D. Enright	43,750	32,563	––	76,313
William F. Grieco	29,250	32,563	––	61,813
James F. Smith	33,750	32.563	––	66,313

(1)	A portion of the Board’s 2011 compensation was paid in 2012, resulting in compensation paid to Board members in excess of the $25,000 annual Board fee for 2012.

Stock Options Outstanding as of December 31, 2012

The following summarizes the aggregate number of stock options outstanding at the fiscal year end for each director: Robert Doman — none, Vincent Enright — 100,000, William Grieco — none, and James Smith — none.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis should be read in conjunction with the compensation tables and narrative set forth below. It provides valuable information regarding the objectives of our executive compensation program and it explains how and why we determined the amount and forms of compensation for our Chief Executive Officer, our Chief Financial Officer and our General Counsel (the “Named Executive Officers.”) Our Named Executive Officers for the fiscal year ended December 31, 2012 were:

•	Patrick T. Mooney, Chief Executive Officer, President and Chairman of the Board;

•	Christopher P. Schnittker, Senior Vice President, Chief Financial Officer and Treasurer; and

•	Kimberly A. Burke, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Executive Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to provide a compensation package that motivates its executives to achieve short-term and long-term strategic, operational and product development, approval and commercialization goals, while at the same time attracting and retaining a talented and dedicated management team. The compensation program rewards the overall qualitative contributions and performance of each individual towards our strategy.

To achieve this objective, we seek to provide our Named Executive Officers with a competitive compensation package that ties a substantial portion of the executive's overall compensation to both our company objectives and the executive's individual performance. Base salary increases and annual performance bonuses are tied to our company and individual performance in relation to competitive market conditions. We seek to align our executive team’s interests with those of our stockholders by using equity-based long-term incentive awards. These awards generally consist of either stock options or shares of restricted stock that vest over time or upon achievement of a milestone, such as product approval. Equity-based incentive awards serve not only as a retention tool but also as a means to encourage enhanced performance of our Common Stock because executives obtain the opportunity for financial rewards as our stock price increases. In addition, our Named Executive Officers are motivated to achieve product development and operating objectives through those components of our compensation program that reward the achievement of pre-determined performance objectives in areas that the Board believes are critical to our success.

We endeavor to attract and retain talented executives by offering compensation packages that we believe are competitive in relation to similar positions at comparable companies and by ensuring retention through time-vested equity-based incentive awards. We do this by using compensation survey data for the relevant position and ensuring that the various elements of compensation for the position present an appropriate mix for the position.

In reviewing our overall compensation program in the context of the risks identified in our risk management processes, the Compensation Committee does not believe that the risks we face are correlated with our compensation programs and, therefore, the Compensation Committee does not believe that the program creates a reasonable likelihood of a material adverse effect on the Company.

How Our Compensation Decisions are Made

Our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves compensation decisions relating to our Named Executive Officers. When determining our executive compensation policies, reviewing the performance of our Named Executive Officers and establishing compensation levels and programs, our Compensation Committee relies on various factors, including an executive’s individual performance and contributions to our strategic objectives, recommendations from the Chief Executive Officer (for Named Executive Officers other than himself) and internal pay equity.  The Compensation Committee exercises discretion in setting the compensation of the Named Executive Officers and primarily considers the performance of the management team as a group, the Chief Executive Officer’s assessment of other executive’s performance and the Chief Executive Officer’s compensation recommendations with respect to the other executive officers as part of its process.

As a result of competitive pressures for talented executives, particularly in companies at an early stage of business development that have many positive challenges, an improving economy, major investor expectations for continuing improved Company performance and concerns for appropriate linkages between performance and rewards (both cash and equity) and the potential business opportunities for the Company, the Compensation Committee engaged WNB Consulting, LLC (“WNB”), an independent compensation consultant, in 2012 to review the current level of all types of compensation provided to the Named Executive Officers.

In accordance with its engagement agreement, WNB (i) performed a review of our overall director and named executive officer compensation, (ii) benchmarked such compensation in relation to other comparable publicly traded companies with which we may compete for talent, and (iii) provided recommendations to ensure that our compensation program enables us to continue to attract and retain qualified directors and executives through competitive compensation packages.  WNB assessed the current level of competitive compensation for the Named Executive Officers in the following areas:

•	Base salary
•	Total annual cash compensation (actual compensation)
•	Percentage opportunity (actual and target) for short-term incentive award (percentage of base salary) for meeting various levels of company performance; and
•	Estimated value of long-term incentive granted to these positions, primarily equity.

WNB used a composite of compensation surveys which included a cross-section of the Life Sciences industry, Medical Supplies and Equipment/Devices industry and the BioTech industry. Further, within each of the surveys, there was a focus on companies of comparable size and product content. Finally, WNB focused on companies in the BioTech, Drug Delivery and Medical Equipment industries with an annual revenue size of no more than $50 million, with appropriate adjustments made to reflect that the Company is pre-revenue. This analysis allowed for a more precise measurement of the competitive market in the related industries.  In addition, WNB reviewed compensation data for DEXCOM and Insulet, both of which are medical device companies focused on glucose monitoring and diabetes care.

In the future, we expect that our Compensation Committee will continue to engage WNB or another independent compensation consultant to provide additional guidelines for executive compensation and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Components of Our Executive Compensation Program

The Company’s executive compensation program is comprised of the following components:

•	Base Salary;
•	Annual Incentive Program;
•	Long-Term Incentive Program; and
•	Benefits and Perquisites.

Base Salary

Base salary is derived from competitive market data such as compensation surveys and compensation information obtained in connection with the Company’s recruitment of new executives. Our objective is to pay competitive base salaries in order to attract and retain talented executives. Increases in base salary are used to reward performance and/or to address changes in the market with respect to the competitive salary for a particular position.

The Compensation Committee determines actual base salaries for each executive other than the Chief Executive Officer based upon recommendations provided by the Chief Executive Officer, internal equity with our other executives and personnel, individual executive performance and individual contributions to our strategic objectives. The Compensation Committee considers the same factors in determining the base salary of the Chief Executive Officer, without any recommendation by the Chief Executive Officer. In January 2012, the Compensation Committee increased Dr. Mooney’s annual base salary from $300,000 to $400,000 and increased Ms. Burke’s and Mr. Schnittker’s annual base salary from $200,000 to $220,000 in recognition of the efforts of the executive team during 2011 to obtain a NASDAQ listing for the Company, advance the Company’s strategic objectives and product development, and continue to successfully obtain funding in a challenging economic climate to support Company activities.

Annual Incentive Program

Annual bonus opportunities for our executives are designed to reward both overall performance and the achievement of specific goals and to provide market competitive compensation opportunities. The current short-term annual incentive plan allows the Compensation Committee of the Board to exercise its discretion in determining Company and individual performance and therefore the level of individual incentive awards. There are no formally established target incentive percentages for each executive.

During each year, the Compensation Committee determines whether any cash bonus and/or equity compensation award should be granted to any of the executives.  The cash bonus and equity compensation awards are intended to reward executives for their contributions towards meeting our strategic objectives.  Cash bonus and equity compensation awards are entirely discretionary and are based upon a qualitative assessment conducted by the Compensation Committee in the case of the Chief Executive Officer and by the Compensation Committee and the Chief Executive Officer in the case of other executives.  In 2012, in recognition of both the team’s and individual contributions towards meeting our strategic objectives and to reward their efforts to advance product development and continue to successfully obtain funding in a challenging economic climate to support Company activities, Dr. Mooney received a cash bonus of $200,000, Mr. Schnittker received a cash bonus of $50,000 and Ms. Burke received a cash bonus of $85,000.

Long-Term Incentive Program

Time-vested equity compensation, primarily in the form of stock options and restricted stock, are intended to reward performance, serve as a retention tool, align the interests of management with those of stockholders and provide competitive compensation opportunities. Individual awards granted by the Compensation Committee are determined with input from the Chairman of the Board and Chief Executive Officer with respect to executives other than himself.

Equity compensation may be awarded by the Compensation Committee under our 2008 Equity Incentive Plan, which provides for the grants of stock options and other stock-based awards.  The 2008 Plan is meant to encourage recipients of such grants to contribute materially to the growth of the Company, for the benefit of our stockholders, and to align the economic interests of the recipients with those of our stockholders.  For the reasons set forth above in “Annual Incentive Program,” Dr. Mooney received a grant of 150,000 restricted shares on each of January 27, 2012, April 27, 2012 and October 24, 2012, for an aggregate of 450,000 shares; Ms. Burke received a grant of 37,500 restricted shares on each of January 27, 2012 and April 27, 2012, and a grant of 75,000 restricted shares on October 24, 2012, for an aggregate of 150,000 shares; and Mr. Schnittker received a grant of 31,250 restricted shares on each of January 27, 2012 and April 27, 2012, and a grant of 62,500 restricted shares on October 24, 2012, for an aggregate of 125,000 shares.  Twenty-five percent of the restricted shares vest on each of the first, second, third, and fourth anniversaries of the grant date, except that one half of the restricted shares granted to Ms. Burke and Mr. Schnittker, and all of the shares granted to Dr. Mooney, on October 24, 2012 vest in equal installments on July 24, 2013, July 24, 2015, July 24, 2016 and July 24, 2016, and all unvested restricted shares immediately vest upon the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which was defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities

Benefits and Perquisites

We provide executives with generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, and short- and long-term disability insurance. In addition, we also provide the Chief Executive Officer with a car allowance and a parking spot near the Company’s headquarters, and we reimbursed him for a life insurance policy payable to his spouse, certain club dues and fees, a credit card initiation fee and annual fee, and legal fees related to personal estate planning.  In 2012, Ms. Burke also received relocation benefits related to her move to Philadelphia upon relocation of the Company’s corporate headquarters.

Compensation Best Practices

The Company endeavors to maintain best practices in designing and implementing its executive compensation program and related areas. These practices include the following:

•	We prohibit our executives and directors from hedging, or engaging in any derivatives trading with respect to Company shares;

•	We do not provide tax "gross-ups" for perquisites provided to our executive officers;

•	Beginning in 2012, our annual equity awards provide for four-year vesting, except in limited circumstances involving product approval, a change in control of the Company or termination of employment;

•	Only our Chief Executive Officer has an employment agreement with the Company; and

•	The Committee has engaged an independent compensation consultant that has no other ties to the Company or its management.

The Compensation Committee strives to make our executive compensation program more reflective of our performance and more responsive to stockholder interests by periodically assessing our short-term and long-term incentive plan design for our executives and revising our employee benefit plans to make them more consistent with market trends while continuing to provide competitive benefits.

Stock Option and Incentive Plans

In March 2003, the Board adopted the 2003 Stock Option and Incentive Plan (the “2003 Plan”). The 2003 Plan was approved by the stockholders in May 2003. Pursuant to the 2003 Plan, the Board (or committees and/or executive officers delegated by the Board) may grant incentive and nonqualified stock options, restricted stock and other stock-based awards to the Company’s employees, officers, directors, consultants and advisors.

In March 2008, the Board adopted the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) and, in May 2008, the Company’s stockholders approved the 2008 Plan. The Board and the Company’s stockholders approved amendments to the Plan effective as of May 2009, July 2010 and June 2012 to increase the number of authorized shares under the 2008 Plan. Pursuant to the 2008 Plan, the Board (or committees and/or executive officers delegated by the Board) may grant incentive stock options to employees and nonqualified stock options and restricted stock to Company employees, consultants and non-employee directors. Vesting provisions vary for stock options and restricted stock granted under the 2003 Plan and the 2008 Plan.

Options granted prior to September 14, 2007 generally vest 25% on the first anniversary of the vesting start date and 2.5% monthly thereafter. Options granted on or after September 14, 2007 generally vest one-third immediately, one-third on the first anniversary of the vesting start date and one-third on the second anniversary of the vesting start date; however, certain options are allowed accelerated vesting or are based on milestone accomplishments of the grantee. Vested options expire ten years after the date of grant. The Company’s policy is to grant employee and director stock options with an exercise price equal to the closing price of the Company’s Common Stock on the last trading day prior to the date of grant.

Restricted stock is issued on the date of grant, but remains subject to forfeiture until completely vested. For restricted stock granted prior to September 14, 2007, restrictions lapse as to 25% of the shares per year on each of the first four anniversaries of the grant date. Vesting provisions for restricted stock granted on September 14, 2007 or after vary.

Named Executive Officer Employment Agreements

The Company entered into an employment agreement with Dr. Mooney as of September 14, 2007. In accordance with the Company’s employment agreement with Dr. Mooney, Dr. Mooney serves as the Chief Executive Officer of the Company at an annual salary of $400,000. He also received an initial bonus of $145,000 in connection with his appointment. He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board. Additionally, the Company granted Dr. Mooney non-qualified stock options to purchase 500,000 shares of Common Stock at an exercise price of $2.39 per share. These non-qualified stock options were cancelled by the Compensation Committee on February 20, 2009.

Dr. Mooney’s employment agreement has an initial two year term commencing on September 14, 2007 and automatically renews for additional one year periods unless a party gives 90 days’ notice prior to the expiration of the term. His employment agreement contains standard confidentiality provisions.

Potential Payments upon Termination or Change in Control

We have entered into an employment agreement with Dr. Mooney as described above.

Termination for Cause.  Upon termination of Dr. Mooney for cause, the Company is obligated to pay amounts accrued as of the date of termination for cause.

Death or Disability.  Upon the death or disability of Dr. Mooney, the Company is obligated to pay amounts accrued as of the date of death or disability. Dr. Mooney is also entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination of employment.

Termination Without Cause or Termination for Good Reason. If Dr. Mooney is terminated without cause or Dr. Mooney terminates for good reason, the Company must pay all amounts accrued under the employment agreement, base compensation and a lump sum cash payment equal to a bonus amount based on the average of the performance bonuses paid to Dr. Mooney with respect to the Company’s two most recent fiscal years. Dr. Mooney is also entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination of employment. In addition, all outstanding stock grants will immediately vest.

For purposes of the employment agreements, “cause” generally means:

•	fraud or dishonesty in connection with Dr. Mooney’s employment or theft, misappropriation or embezzlement of Company’s funds or property;

•	conviction of any felony or crime involving fraud or misrepresentation;

•	material breach of Dr. Mooney’s obligations under this Agreement;

•	willful violation of any express lawful direction or requirement established by the Board; or

•	use of alcohol or drugs that interfere with Dr. Mooney’s performance of his duties, or use of any illegal drugs or narcotics.

For purposes of the employment agreements, “good reason” shall generally be deemed to exist in the event of:

•	material breach of Company’s obligations hereunder if such breach is not remedied by Company within 15 days after receiving notice of such violation from Dr. Mooney;

•	any decrease in Dr. Mooney’s salary as increased during the Term (except for decreases that are in conjunction with decreases in executive salaries generally); or

•	any material reduction in Dr. Mooney’s duties or authority.

Change of Control.  If a change of control of the Company occurs and Dr. Mooney is terminated for any reason other than for cause or death or disability, the Company must pay Dr. Mooney an amount equal to two times base salary and two times the average of the performance bonuses paid to Dr. Mooney with respect to the Company’s two most recent fiscal years. Dr. Mooney is also entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination.

In general terms, under the employment agreements, a "change of control" occurs if:

•
A person, entity or affiliated group (except for any group that owns more than 20% of the outstanding voting securities as of September 14, 2007) acquires more than 40% of our then outstanding voting securities;

•
A majority of the members of our Board is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by Dr. Mooney (if a Director) or a majority of the incumbent directors.

•
We merge into another entity, unless the holders of our voting securities immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	We sell or dispose of all or substantially all of our assets; or

•	We are liquidated or dissolved.

The foregoing severance payments and benefits payable upon termination of employment to Dr. Mooney are conditioned on the execution and nonrevocation of a standard written release of any and all claims. In addition, Dr. Mooney is bound by restrictive covenants which are conditions of the severance payments and benefits.

In the event any severance payments or benefits to Dr. Mooney would constitute an excess parachute payment within the meaning of section 280G of the Internal Revenue Code (the “Code”) and be subject to the excise tax imposed by section 4999 of the Code, the affected executive will be entitled to the greater of, on a net after-tax basis including the excise tax: (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

Estimated Potential Payments upon Termination or Change of Control

The following table shows the estimated benefits payable to Dr. Mooney upon various hypothetical scenarios. The amounts shown are calculated using an assumed termination date of December 31, 2012 and exclude earned amounts such as vested or accrued benefits. Although the calculations are intended to provide reasonable estimates of the benefits payable, they are based on assumptions outlined in the footnotes below and may not represent the actual amount the named executive officer would receive under each scenario.

	Termination Without Cause or Resignation for Good Reason (No Change of Control) (2)	Change of Control Resulting in Termination for Reasons Other than Death or Disability (3)	Death or Disability
Cash Severance	600,000	1,200,000	—
Restricted Stock Vesting (1)	1,586,000	1,586,000	1,586,000
Health Benefits	29,037	29,037	29,037

(1)
Vesting of 1,525,000 shares of restricted common stock would accelerate and become immediately vested pursuant to the terms of Dr. Mooney’s employment agreement. The amount included in the table is based on the last reported sale price of our Common Stock on NASDAQ by December 31, 2012, which was $1.04 per share. The actual value realized by Dr. Mooney will vary depending on the date the shares are vested.

(2)
Cash severance represents Dr. Mooney’s annual base salary as of December 31, 2012 (such amount being $400,000), plus a cash bonus equal to the average of his annual cash bonuses for the past two years (such amount being $200,000 for each of 2012 and 2011).

(3)
Cash severance represents 2 times Dr. Mooney’s annual base salary as of December 31, 2012 (such amount being $400,000), plus a cash bonus equal to 2 times the average of his annual cash bonuses for the past two years (such amount being $200,000 for each of 2012 and 2011).

2012 Summary Compensation Table

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($) (1)(2)	Option Awards ($) (4)	All Other Compensation ($) (6)(7)	Total ($)

Patrick T. Mooney, M.D.	2012	400,000	200,000	814,500	—	47,298	1,461,798
Chief Executive Officer	2011	312,500	200,000	1,186,500	—	30,072	1,729,072
	2010	300,000	100,000	—	—	—	400,000
Kimberly A. Burke (3)	2012	220,000	85,000	256,875	—	31,692	593,567
General Counsel	2011	177,719	45,000	254,250	—	—	476,969
Christopher P. Schnittker (4)	2012	220,000	50,000	214,063	—	—	484,063
Chief Financial Officer	2011	125,000	—	—	818,000	—	943,000

(1)
During 2012, the Company granted restricted stock to Dr. Mooney, Ms. Burke and Mr. Schnittker.  All of the grants were recorded at fair value at time of grant.  25% of the restricted shares vest on each of the first, second, third, and fourth anniversaries of the grant date, except that one half of the restricted shares granted to Ms. Burke and Mr. Schnittker, and all of the shares granted to Dr. Mooney, on October 24, 2012 vest in equal installments on July 24, 2013, July 24, 2015, July 24, 2016 and July 24, 2016; provided, however, that all unvested restricted shares immediately vest upon the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

(2)
During 2011, the Company granted restricted stock to Dr. Mooney and Ms. Burke.  All of the grants were recorded at fair value at time of grant.  The restricted shares vest upon the first to occur of (i) FDA approval of the Company’s Symphony CGM System; or (ii) the sale of all or substantially all of the Company’s assets or all or substantially all of the Company’s outstanding capital stock in exchange for liquid proceeds, defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

(3)	Ms. Burke was appointed as General Counsel on January 10, 2011.
(4)	Mr. Schnittker was appointed Chief Financial Officer of the Company on May 16, 2011.
(5)
The Company granted Mr. Schnittker options to purchase 200,000 shares of Common Stock on May 16, 2011. 25,000 shares vested on November 16, 2011 and an additional 12,500 shares are scheduled to vest every three months thereafter, beginning on February 16, 2012 and ending on November 16, 2014.

(6)
Consists of life insurance premiums paid by the Company on behalf of Dr. Mooney with respect to a life insurance policy benefitting Dr. Mooney’s spouse, club dues and fees paid on behalf of Dr. Mooney, the personal use portion of Dr. Mooney’s automobile allowance, a parking space near the Company’s headquarters paid for by the Company, reimbursement for credit card fees, and legal fees for estate planning paid on behalf of Dr. Mooney.

(7)	Consists of relocation assistance.

2012 Grants of Plan-Based Awards

The following table presents information regarding the plan-based awards granted to our Named Executive Officers in 2012.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	All Other Stock Awards (1)	Grant Date Fair Value of Stock and Option Awards($)
Patrick T. Mooney, M.D.	1/27/12	—	—	150,000	306,000
	4/27/12	—	—	150,000	295,500
	10/24/12	—	—	150,000	213,000

Kimberly A. Burke	1/27/12	—	—	37,500	76,500
	4/27/12	—	—	37,500	73,875
	10/24/12	—	—	75,000	106,500
Christopher P. Schnittker	1/27/12	—	—	31,250	63,750
	4/27/12	—	—	31,250	61,563
	10/24/12	—	—	62,500	88,750
(1)

Amounts in this column reflect the aggregate grant date fair value of the restricted stock awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the Named Executive Officers.

2012 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unxercisable	Option Exercise Price ($)		Option Expiration Date	Number of shares that have not vested		Market Value of shares that have not vested
Patrick T. Mooney, M.D.	500,000	—	0.55	(1)	12/22/17
						350,000	(5)	$364,000
						375,000	(5)	$390,000
						450,000	(6)
Kimberly A. Burke	35,000	—	0.40	(2)	10/23/17	—		—
	65,000	—	0.40	(3)	6/30/18	—		—
	45,000	—	0.40	(4)	1/08/19	—		—
	—	—	—		—	50,000	(5)	$52,000
	—	—	—		—	50,000	(5)	$52,000
	—	—	—		—	75,000	(5)	$78,000
						150,000	(6)
Christopher P. Schnittker	75,000	125,000	4.09	(7)	5/16/21	—		—
						125,000	(6)

(1)
The Company granted Dr. Mooney options to purchase 500,000 shares of Common Stock on December 22, 2007, all of which had vested as of December 22, 2009. On February 20, 2009, the Compensation Committee changed the exercise price of these non-qualified stock options from $1.39 per share to $.55 per share.

(2)
The Company granted Ms. Burke options to purchase 35,000 shares of Common Stock on October 23, 2007, all of which had vested as of October 23, 2009. On January 8, 2009, the Compensation Committee changed the exercise price of these non-qualified stock options to $.40 per share.

(3)
The Company granted Ms. Burke options to purchase 65,000 shares of Common Stock on June 30, 2008, all of which had vested as of June 30, 2010. On January 8, 2009, the Compensation Committee changed the exercise price of these incentive stock options to $.40 per share.

(4)	The Company granted Ms. Burke options to purchase 45,000 shares of Common Stock on January 8, 2009, all of which had vested as of January 8, 2011.
(5)
The restricted shares shall vest upon the first to occur of (i) FDA approval of our Symphony CGM System; or (ii) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which was defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

(6)
25% of the restricted shares shall vest on each of the first, second, third, and fourth anniversaries of the grant date; provided, however, that all unvested restricted shares shall immediately vest upon the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which was defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

(7)
The Company granted Mr. Schnittker options to purchase 200,000 shares of Common Stock on May 16, 2011. 25,000 shares vested on November 16, 2011 and an additional 12,500 shares are scheduled to vest every three months thereafter, beginning on February 16, 2012 and ending on November 16, 2014.

Equity Compensation Plans

The following table summarizes our equity compensation plans as of December 31, 2012:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,383,332	$1.86	5,850,511
Equity compensation plans not approved by stockholders	1,050,000	$0.60	—
Total	3,433,332	$1.47	5,850,511

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.  Based on such review and discussions described above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Vincent D. Enright, Chairman
Robert F. Doman
William F. Grieco
James F. Smith

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of our previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2012 with the Company’s management. The Audit Committee has discussed with Wolf & Company, P.C., the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Wolf & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company’s communications with the Audit Committee concerning independence and has discussed with Wolf & Company its independence. The Audit Committee also considered whether Wolf & Company’s provision of non-audit services to the Company is compatible with maintaining Wolf & Company’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

AUDIT COMMITTEE

James F. Smith, Chairman
Robert F. Doman
Vincent D. Enright
William F. Grieco

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of our previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Any proposal that a Company stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) must be submitted to the Secretary of the Company at our offices at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103, no later than December 23, 2013. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a Company stockholder wishes to present a proposal before the 2014 Annual Meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no later than no later than December 23, 2013.  If a stockholder fails to provide timely notice of a proposal to be presented at the 2013 Annual Meeting, the proxies designated by our Board will have discretionary authority to vote on any such proposal.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may send written communications for the Board to the attention of the Secretary, Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103. Any such communication should clearly indicate that it is intended for the Board of Directors and any communication intended for a particular Board member or committee should clearly state the intended recipient. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including exhibits, is available without charge upon request. Requests for copies of the Annual Report on Form 10-K should be sent to the Secretary of the Company at our offices at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, Pennsylvania 19103.

Our Board hopes that stockholders will attend our Annual Meeting. Whether or not you plan to attend, you are urged to vote your shares in advance in the manner most convenient for you. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their shares even though they have sent in their proxies.

By Order of the Board of Directors,
Kimberly A. Burke, Secretary
Philadelphia, Pennsylvania

April 22, 2013

Annex A

PROPOSED FORM OF
CERTIFICATE OF AMENDMENT
TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ECHO THERAPEUTICS, INC.

ECHO THERAPEUTICS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each _________ (__) shares of the Corporation’s common stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, $0.01 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”).  The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time.  From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment.  Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

SECOND:  That the stockholders of the Corporation have duly approved the foregoing amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the __th day of ___________, 2013.

ECHO THERAPEUTICS, INC. By:_________________________________

Annex B

Form of First Amendment to Echo Therapeutics, Inc. 2008 Equity Incentive Plan

The first sentence of Section 4 of the 2008 Plan shall be amended and restated to read in its entirety as follows:

 “The maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 10,000,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), subject to adjustment, as described in Section 9; provided, however, that notwithstanding the provisions of Section 9 or any other provision of the Plan, the limitation on the number of shares of Common Stock that may be issued pursuant to the Plan as set forth in this Section 4 shall not be adjusted based on any reverse stock split of outstanding shares of Common Stock effected after the 2013 annual meeting of stockholders of the Company and prior to the 2014 annual meeting of stockholders of the Company.”

Annex C

Form of Second Amendment to Echo Therapeutics, Inc. 2008 Equity Incentive Plan

The third sentence of Section 4 of the 2008 Plan shall be amended and restated to read in its entirety as follows:

“Further, the maximum number of shares with respect to which Awards may be granted to any Employee under the Plan may not exceed 425,000 Shares per fiscal year of the Company; provided, however, that notwithstanding the provisions of Section 9 or any other provision of the 2008 Plan, the limitation on the number of shares with respect to which Awards may be granted to any Employee under the Plan pursuant to this Section 4 shall not be adjusted based on any reverse stock split of outstanding shares of common stock effected after the 2013 annual meeting of stockholders of the Company and prior to the 2014 annual meeting of stockholders of the Company.”